SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT: JUNE 12, 2002
(Date of earliest event reported)

OVERSEAS PARTNERS LTD.
(Exact name of registrant as specified in its charter)

Islands of Bermuda	0-11538	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file Number)	(I.R.S. Employer Identification No.)

Cumberland House, One Victoria Street, Hamilton HM 11, Bermuda
(Address of principal executive offices) (Zip Code)

(441) 295-0788
(Registrant’s telephone number, including area code)

Not Applicable
Former name, former address and former fiscal year, if changed since last report

ITEM 5 – OTHER EVENTS

On or about June 12, 2002 Overseas Partners Ltd. issued a letter to shareowners representing a summary of the Company’s first quarter 2002 results and news. The information contained in the letter, which is attached as an Exhibit to this report, is incorporated herein by reference.

ITEM 7 – FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

The Registrant is filing herewith the Letter to Shareowners listed as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, hereunto duly authorized.

Date: June 17, 2002
OVERSEAS PARTNERS LTD. (Registrant)

By:	/S/ MARK R. BRIDGES
Mark R. Bridges President and Chief Executive Officer

EXHIBIT INDEX

99	Letter to Shareowners Dated June 12, 2002	Filed herewith.